Exhibit 10.7


                                                                  ALLEN & OVERY

                            ALLEN & OVERY LLP

                            ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE

                            PERMANENT MASTER ISSUER PLC

                            [*] 2006

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Definitions.............................................................1
2.    Interpretation and Construction........................................18
3.    Governing Law and Jurisdiction.........................................20

Signatories..................................................................21

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THIS ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE is signed for the purposes of identification on [*] 2006 by:

(1)   ALLEN & OVERY LLP of 40 Bank Street, Canary Wharf, London E14 5NR; and

(2)   SIDLEY AUSTIN of Woolgate Exchange, 25 Basinghall Street, London EC2V
      5HA.

1.    DEFINITIONS

      A LOAN TRANCHE means any Loan Tranche made by the Issuer to Funding 2 under the Master Intercompany Loan Agreement from the proceeds of issue of any Series of Class M Notes;

      AA LOAN TRANCHE means any Loan Tranche made by the Issuer to Funding 2 under the Master Intercompany Loan Agreement from the proceeds of issue of any Series of Class B Notes;

      AAA LOAN TRANCHE means any Loan Tranche made by the Issuer to Funding 2 under the Master Intercompany Loan Agreement from the proceeds of issue of any Series of Class A Notes;

      ADDITIONAL INTEREST has the meaning given in Condition 4(D) of the Notes;

      ADDITIONAL ISSUER ACCOUNT means an account opened pursuant to Clause 4.1 of the Issuer Bank Account Agreement in the name of the Issuer and to be held with the Issuer Account Bank in accordance with the Issuer Bank Account Agreement;

      AGENT BANK means [Citibank, N.A. London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB], or such other person for the time being acting as agent bank under the Paying Agent and Agent Bank Agreement;

      AGENTS means the Principal Paying Agent, the US Paying Agent, the Registrar, the Transfer Agent and the Agent Bank;

      ARRANGER means HBOS Treasury Services PLC;

      AUDITORS means KPMG Audit Plc of 1 Canada Square, Canary Wharf, London E14 5AG or such other internationally recognised independent firm of auditors selected from time to time by the Issuer with the prior consent of the Note Trustee;

      AUTHORISED DENOMINATIONS means in respect of the US Notes, $100,000 and integral multiples of $1,000 in excess thereof, or in relation to a Series and Class of Notes, as otherwise specified in the applicable Prospectus Supplement;

      AUTHORISED INVESTMENTS means:

      (a)    Sterling gilt-edged securities; and

      (b) Sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) provided that in all cases such investments have a maturity date of 30 days or less and mature on or before the next Monthly Payment Date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being an authorised person under the FSMA) are rated A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch or their equivalents by three other internationally recognised rating

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             agencies or which are otherwise acceptable to the rating agencies
             (if they are notified in advance) to maintain the then current ratings of the Notes;

      AUTHORISED SIGNATORY means any authorised signatory referred to in any Issuer Account Mandate;

      BANK OF SCOTLAND means The Governor and Company of the Bank of Scotland established by an Act of the Parliament of Scotland in 1695, acting through its offices at 116 Wellington Street, Leeds LS1 4LT;

      BASIC TERMS MODIFICATION has the meaning given in paragraph 5 of Schedule 4 to the Trust Deed;

      BB LOAN TRANCHE means any Loan Tranche made by the Issuer to Funding 2 under the Master Intercompany Loan Agreement from the proceeds of issue of any Series of Class D Notes;

      BBB LOAN TRANCHE means any Loan Tranche made by the Issuer to Funding 2 under the Master Intercompany Loan Agreement from the proceeds of issue of any Series of Class C Notes;

      BOOK-ENTRY INTEREST means a beneficial interest in a global note representing the relevant class of Notes shown on records maintained in book-entry form by DTC, Euroclear or Clearstream, Luxembourg, as the case may be;

      BUSINESS DAY means a day which is a London Business Day, a New York Business Day and a TARGET Business Day;

      CLASS A NOTEHOLDERS means the holders for the time being of the Class A Notes;

      CLASS A NOTES means the Notes of any Series designated as such in the applicable Prospectus Supplement;

      CLASS B NOTEHOLDERS means the holders for the time being of the Class B Notes;

      CLASS B NOTES means the Notes of any Series designated as such in the applicable Prospectus Supplement;

      CLASS C NOTEHOLDERS means the holders for the time being of the Class C Notes;

      CLASS C NOTES means the Notes of any Series designated as such in the applicable Prospectus Supplement;

      CLASS D NOTEHOLDERS means the holders for the time being of the Class D Notes;

      CLASS D NOTES means the Notes of any Series designated as such in the applicable Prospectus Supplement;

      CLASS M NOTEHOLDERS means the holders for the time being of the Class M Notes;

      CLASS M NOTES means the Notes of any Series designated as such in the applicable Prospectus Supplement;

      CLEARSTREAM, LUXEMBOURG means Clearstream Banking, societe anonyme or the successor for the time being to its business;

      CLOSING DATE means the closing date for the issuance of any Series and Class of Notes as specified in the Prospectus Supplement for such Notes;

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      COMMON DEPOSITARY means [Citibank, N.A.], in its capacity as common depositary for Euroclear and Clearstream, Luxembourg;

      CONDITIONS or TERMS AND CONDITIONS means the terms and conditions to be endorsed on the Notes in or substantially in the form set out in the
      Schedule 3 to the Trust Deed, as any of the same may from time to time be amended, varied or restated in accordance with the provisions of the Trust Deed and any reference to a numbered Condition shall be construed accordingly;

      DEALERS means the institutions specified in the Prospectus Supplement relating to any Series and Class of Notes;

      DEFAULTING PARTY has the meaning given to it in the applicable Issuer Swap Agreement;

      DEFERRED INTEREST has the meaning given in Condition 4(D) of the Notes;

      DEFINITIVE NOTES means the Notes in definitive form;

      DESIGNATED SUBSIDIARY has the meaning given in Clause 2.2 of the Post-Enforcement Call Option Agreement;

      DOLLAR NOTE means any Note that is denominated in US dollars;

      EURIBOR will be determined by the Agent Bank on the following basis:

      (a) on the Determination Date applicable to the relevant Series and Class of Notes, the Agent Bank will calculate the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for euro deposits (or, in the case of the first Interest Period, a linear interpolation of such rates for deposits as indicated in the applicable Prospectus Supplement).

             This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 248. If the Telerate Screen No. 248 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the Issuer with the approval of the Note Trustee will be used.

             In each of these cases, the determination will be made as at or about 11.00 a.m., Brussels time, on that date. This is called the screen rate for the relevant Series and Class of Notes;

      (b) if, on any such Determination Date, the screen rate is unavailable, the Agent Bank will:

             (i) request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to prime banks for euro deposits of the equivalent amount, and for the relevant period, in the Eurozone inter-bank market as at or about 11.00 a.m. (Brussels time); and

             (ii) calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

      (c) if, on any such Determination Date, the screen rate is unavailable and only two or three of the Reference Banks provide offered quotations, the relevant rate for that Interest Period will be the arithmetic mean of the quotations as calculated in paragraph (a); and

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      (d)    if, on any such Determination Date, fewer than two Reference Banks provide quotations, the Agent Bank will consult with the Note Trustee and the Issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that Interest Period will be the arithmetic mean of the quotations as calculated in paragraph (b). If no such banks are agreed then the relevant rate for that Interest Period will be the rate in effect for the last preceding Interest Period for which paragraph (a) or
             (b) was applicable;

      EURO NOTE means any Note that is denominated in euro;

      EUROCLEAR means Euroclear Bank S.A./N.V., as operator of the Euroclear System or the successor for the time being to such business;

      EVENT OF DEFAULT has the same meaning as Note Event of Default;

      EXCESS SWAP COLLATERAL means an amount equal to the value of the collateral (or the applicable part of any collateral) provided by an Issuer Swap Provider to the Issuer in respect of that Issuer Swap Provider's obligations to transfer collateral to the Issuer under the relevant Issuer Swap Agreement which is in excess of that Issuer Swap Provider's liability under the relevant Issuer Swap Agreement as at the date of termination of the relevant Issuer Swap Agreement or which it is otherwise entitled to have returned to it under the terms of the relevant Issuer Swap Agreement;

      EXCHANGE RATE means the exchange rate set out in each Issuer Swap Agreement dated on or about the relevant Closing Date;

      EXTRAORDINARY RESOLUTION has the meaning set out in paragraph 27 of
      Schedule 4 to the Trust Deed;

      FINAL MATURITY DATE means, in respect of any Series and Class of Notes, the date specified as such for such Series and Class of Notes in the related Prospectus Supplement;

      FINAL REPAYMENT DATE means, in relation to a Loan Tranche, the date specified as such in the related Loan Tranche Supplement and Prospectus Supplement;

      FINANCIAL PERIOD means a Financial Year or any other period in respect of which accounts are required to be prepared and certified by the auditors of the relevant company to enable it to comply with all relevant legal and accounting requirements and all requirements of any stock exchange on which securities of the company are listed;

      FINANCIAL YEAR means, in the case of the Issuer, Holdings, the Mortgages Trustee, Funding 2, the Post-Enforcement Call Option Holder and PECOH Holdings, each twelve-month period ending on the last day of the calendar year;

      FITCH means Fitch Ratings Limited and any successor to its ratings business;

      FIXED RATE NOTE means a Note, the interest basis of which is specified in the applicable Prospectus Supplement as being fixed rate;

      FLOATING RATE NOTE means a Note, the interest basis of which is specified in the applicable Prospectus Supplement as being floating rate;

      FSMA means the Financial Services and Market Act 2000 (as amended from time to time);

      FUNDING 2 means Permanent Funding (No. 2) Limited;

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      FUNDING 2 INTEREST PAYMENT DATE means the date falling on the 10th day of each calendar month, subject to the appropriate Business Day Convention, if any, specified in relation to a Loan Tranche in the applicable Loan Tranche Supplement; [PAYMENT DATES TO BE CONSIDERED]

      FUNDING 2 SECURITY TRUSTEE means [The Bank of New York whose London branch address is at 48th Floor, One Canada Square, London E14 5AL] or such other person as may from time to time be appointed as Funding 2 Security Trustee (or co-trustee) pursuant to the Funding 2 Deed of Charge;

      GLOBAL NOTES means the Notes in global form;

      HALIFAX means Halifax plc;

      HBOSTS means HBOS Treasury Services plc;

      INDEPENDENT CERTIFICATES means certificates of independent parties furnished by the Issuer to the Note Trustee and/or the Issuer Security Trustee (as appropriate) and in accordance with sections 314(c) and 314(d)(1) of the Trust Indenture Act;

      INITIAL CLOSING DATE means [*] 2006, being the date of the first issuance of Notes;

      INTERCOMPANY LOAN AGREEMENT means the Master Intercompany Loan Agreement together with any applicable Loan Tranche Supplement;

      INTERCOMPANY LOAN EVENT OF DEFAULT means the occurrence of an event of default by Funding 2 as specified in clause 15 of the Master Intercompany Loan Agreement;

      INTEREST AMOUNT has the meaning given to that term in Condition 4(B)(iv);

      INTEREST COMMENCEMENT DATE means:

      (a) in relation to a Series and Class of Notes, the relevant Closing Date of such Notes or such other date as may be specified as such in the applicable Prospectus Supplement; and

      (b) in respect of a Loan Tranche, the relevant Closing Date of the related Series and Class of Notes or such other date as may be specified as such in the applicable Loan Tranche Supplement;

      INTEREST PAYMENT DATE means, in respect of a Series and Class of Notes, the interest payment date specified in the applicable Prospectus Supplement, subject to the Conditions; [PAYMENT DATES TO BE DISCUSSED]

      INTEREST PERIOD means:

      (a) in respect of a Series and Class of Notes, (i) with respect to the first Interest Payment Date, the period from (and including) the applicable Interest Commencement Date to (but excluding) such first Interest Payment Date and (ii) thereafter, with respect to each Interest Payment Date, the period from and including the preceding Interest Payment Date to (but excluding) that Interest Payment Date; and

      (b) in respect of a Loan Tranche, (i) with respect to the first Loan Payment Date, the period from (and including) the applicable Interest Commencement Date to (but excluding) such first Loan Payment Date and (ii) thereafter, the period from and including the preceding Loan Payment Date to (but excluding) that Loan Payment Date;

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      ISSUER means Permanent Master Issuer PLC (registered no.[*]), a public limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP;

      ISSUER ACCOUNT BANK means the Bank of Scotland;

      ISSUER ACCOUNT MANDATE means an account mandate delivered to the Issuer Account Bank pursuant to the Issuer Bank Account Agreement;

      ISSUER ACCOUNTS means the Issuer Transaction Account, any Additional Issuer Account, any Issuer Swap Collateral Account and such other bank account(s) held in the name of the Issuer with the prior written approval of the Issuer Security Trustee from time to time;

      ISSUER AVAILABLE FUNDS means, together, Issuer Revenue Receipts and Issuer Principal Receipts;

      ISSUER BANK ACCOUNT AGREEMENT means the bank account agreement dated on or about the Initial Closing Date between the Issuer, the Issuer Cash Manager, the Issuer Account Bank and the Issuer Security Trustee (as the same may be amended, restated, supplemented, replaced or novated from time to time);

      ISSUER BANK ACCOUNTS has the same meaning as ISSUER ACCOUNTS;

      ISSUER CASH MANAGEMENT AGREEMENT means the cash management agreement dated on or about the Initial Closing Date between the Issuer, the Issuer Cash Manager and the Issuer Security Trustee (as the same may be amended, restated, supplemented, replaced or novated from time to time);

      ISSUER CASH MANAGEMENT SERVICES means the services to be provided to the Issuer and the Issuer Security Trustee pursuant to the Issuer Cash Management Agreement;

      ISSUER CASH MANAGER means Halifax acting pursuant to the Issuer Cash Management Agreement as agent for the Issuer and the Issuer Security Trustee, to manage all cash transactions and maintain certain ledgers on behalf of the Issuer;

      ISSUER CASH MANAGER TERMINATION EVENT has the meaning given in Clause
      12.1 of the Issuer Cash Management Agreement;

      ISSUER CHARGED PROPERTY means the property charged by the Issuer pursuant to Clause 3 of the Issuer Deed of Charge;

      ISSUER CORPORATE SERVICES AGREEMENT means the agreement dated on or about the Issuer Closing Date and made between the Issuer Corporate Services Provider, the Issuer, Halifax, Holdings and the Issuer Security Trustee for the provision by the Issuer Corporate Services Provider of certain corporate services and personnel to the Issuer (as the same may be amended, restated, supplemented, replaced or novated from time to time);

      ISSUER CORPORATE SERVICES FEE LETTER means the letter dated the date of the Issuer Corporate Services Agreement between, inter alios, the Issuer, the Issuer Security Trustee and the Issuer Corporate Services Provider, setting out the amount of fees payable to the Issuer Corporate Services Provider by the Issuer;

      ISSUER CORPORATE SERVICES PROVIDER means Structured Finance Management Limited or such other person or persons for the time being acting as corporate services provider to the Issuer under the Issuer Corporate Services Agreement;

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      ISSUER DEED OF CHARGE means the deed of charge to be entered into on or about the Initial Closing Date between, among others, the Issuer and the Issuer Security Trustee under which the Issuer charges the Issuer Security in favour of the Issuer Security Trustee for the benefit of the Issuer Secured Creditors (as the same may be amended and/or supplemented from time to time);

      ISSUER DOLLAR ACCOUNT means the account of the Issuer (account number [*]) held with the Issuer Account Bank, denominated in Dollars and maintained subject to the terms of the Issuer Bank Account Agreement and the Issuer Deed of Charge, or any additional or replacement account denominated in Dollars as may for the time being be in place with the prior consent of the Issuer Security Trustee;

      ISSUER DOLLAR ACCOUNT MANDATE means the mandate given by the Issuer to the Issuer Account Bank with respect to the Issuer Dollar Account, substantially in the form set out in Schedule 1 to the Issuer Bank Account Agreement;

      ISSUER EURO ACCOUNT means the account of the Issuer (account number [*]) held with the Issuer Account Bank, denominated in Euro and maintained subject to the terms of the Issuer Bank Account Agreement and the Issuer Deed of Charge, or any additional or replacement account denominated in Euro as may for the time being be in place with the prior consent of the Issuer Security Trustee;

      ISSUER EURO ACCOUNT MANDATE means the mandate given by the Issuer to the Issuer Account Bank with respect to the Issuer Euro Account, substantially in the form set out in Schedule 1 to the Issuer Bank Account Agreement;

      ISSUER ORDER means a written order or request signed in the name of the Issuer by two directors of the Issuer;

      ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE means this Issuer Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Sidley Austin on or about the Initial Closing Date, as the same may be amended, restated and supplemented from time to time;

      ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS means the order of priority of payments in which the Issuer Available Funds will be applied following the service of a Note Acceleration Notice and an Intercompany Loan Acceleration Notice, as describe in clause 7.3 of the Issuer Deed of Charge;

      ISSUER PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS means the order of priority of payments in which the Issuer Principal Receipts will be applied until enforcement of the Issuer Security and as set out in paragraph 4 of Schedule 2 to the Issuer Cash Management Agreement;

      ISSUER PRE-ENFORCEMENT PRIORITY OF PAYMENTS means the Issuer Pre?Enforcement Principal Priority of Payments and the Issuer Pre-Enforcement Revenue Priority Payments;

      ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS means the order of priority of payments in which the Issuer Revenue Receipts will be applied until enforcement of the Issuer Security and as set out in paragraph 3 of
      Schedule 2 to the Issuer Cash Management Agreement;

      ISSUER PRINCIPAL LEDGER means the ledger maintained by the Issuer Cash Manager pursuant to the Issuer Cash Management Agreement to record the Issuer Principal Receipts standing to the credit of the Issuer Transaction Accounts from time to time;

      ISSUER PRINCIPAL RECEIPTS means the sum of all principal amounts repaid by Funding 2 to the Issuer under the terms of the Intercompany Loan Agreement during the relevant Interest Period and/or the

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      sum otherwise recovered by the Issuer Security Trustee (or the receiver appointed on its behalf) in relation to the principal balance;

      ISSUER REVENUE LEDGER means the ledger maintained by the Issuer Cash Manager pursuant to the Issuer Cash Management Agreement to record the Issuer Revenue Receipts standing to the credit of the Issuer Transaction Accounts from time to time;

      ISSUER REVENUE RECEIPTS means an amount equal to the sum of:

      (a) interest paid by Funding 2 on the relevant Funding 2 Interest Payment Date in respect of the Loan Tranches under the Intercompany Loan Agreement;

      (b) fees to be paid by Funding 2 on the relevant Funding 2 Interest Payment Date under the terms of the Intercompany Loan Agreement;

      (c) interest payable on the Issuer Accounts and any Authorised Investments in respect thereof which will be received on or before the relevant Monthly Payment Date;

      (d) other net income of the Issuer including amounts received or to be received under the Issuer Swap Agreements on or before the relevant Monthly Payment Date (including any amounts received by the Issuer in consideration of it entering into a replacement Issuer Swap Agreement but excluding (i) the return or transfer of any Excess Swap Collateral as set out under any Issuer Swap Agreement and (ii) in respect of each Issuer Swap Provider, prior to the designation of an early termination date under the relevant Issuer Swap Agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than Excess Swap Collateral) provided by such Issuer Swap Provider to the Issuer pursuant to the relevant Issuer Swap Agreement (and any interest or distributions in respect thereof)); and

      (e) any additional amount the Issuer receives from any taxing authority on account of amounts paid to that taxing authority for and on account of tax by an Issuer Swap Provider under an Issuer Swap Agreement;

      ISSUER'S CERTIFICATE means a certificate signed in the name of the Issuer by two directors of the Issuer;

      ISSUER SECURED CREDITORS means the Issuer Security Trustee, the Noteholders, the Issuer Swap Providers, the Note Trustee, the Issuer Account Bank, the Paying Agents, the Registrar, the Transfer Agent, the Agent Bank, the Issuer Corporate Services Provider, the Issuer Cash Manager and any new creditor who accedes to the Issuer Deed of Charge from time to time under a deed of accession or a supplemental deed;

      ISSUER SECURED OBLIGATIONS means any and all of the monies, obligations and liabilities and all other amounts, due, owing, payable or owed by it to the Issuer Secured Creditors under and pursuant to the Issuer Transaction Documents;

      ISSUER SECURITY means the security granted by the Issuer under the Issuer Deed of Charge in favour of the Issuer Secured Creditors;

      ISSUER SECURITY TRUSTEE means The Bank of New York whose London branch address is at 48th Floor, One Canada Square, London E14 5AL or such other person as may from time to time be appointed as Issuer Security Trustee (or co-trustee) pursuant to the Issuer Deed of Charge;

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      ISSUER STERLING ACCOUNT means the account of the Issuer (account number
      [*]) held with the Issuer Account Bank, denominated in Sterling and maintained subject to the terms of the Issuer Bank Account Agreement and the Issuer Deed of Charge, or any additional or replacement account denominated in Sterling as may for the time being be in place with the prior consent of the Issuer Security Trustee;

      ISSUER STERLING ACCOUNT MANDATE means the mandate given by the Issuer to the Issuer Account Bank with respect to the Issuer Sterling Account substantially in the form set out in Schedule 1 to the Issuer Bank Account Agreement;

      ISSUER SWAP AGREEMENT means, in respect of a Series and Class of Notes, the ISDA Master Agreement, schedules and confirmations relating to the relevant Issuer Swaps to be entered into on or before the relevant Closing Date in respect of such Series between the Issuer, the relevant Issuer Swap Provider and Issuer Security Trustee (as amended, restated, supplemented, replaced and/or novated from time to time);

      ISSUER SWAP COLLATERAL ACCOUNT means any bank account opened in accordance with the provisions of clause 4.3 of the Issuer Bank Account Agreement and governed by an agreement on substantially the same terms as the Issuer Bank Account Agreement;

      ISSUER SWAP EXCLUDED TERMINATION AMOUNT means, in relation to any Issuer Swap Agreement, an amount equal to:

      (a) the amount of any termination payment due and payable to the relevant Issuer Swap Provider as a result of an Issuer Swap Provider Default or to the relevant Issuer Swap Provider following an Issuer Swap Provider Downgrade Termination Event;

             less

      (b) the amount, if any, received by the Issuer from a replacement swap provider upon entry by the Issuer into an agreement with such replacement swap provider to replace such Issuer Swap Agreement which has terminated as a result of such Issuer Swap Provider Default or following the occurrence of such Issuer Swap Provider Downgrade Termination Event;

      ISSUER SWAP PROVIDER DEFAULT means the occurrence of an Event of Default (as defined in the relevant Issuer Swap Agreement) where an Issuer Swap Provider is the Defaulting Party (as defined in the relevant Issuer Swap Agreement);

      ISSUER SWAP PROVIDER DOWNGRADE TERMINATION EVENT means the occurrence of an Additional Termination Event (as defined in the relevant Issuer Swap Agreement) following the failure by an Issuer Swap Provider to comply with the requirements of the ratings downgrade provisions set out in the relevant Issuer Swap Agreement;

      ISSUER SWAP PROVIDER means, in respect of a Series and Class of Notes, any entity identified as such in the relevant Prospectus Supplement;

      ISSUER SWAPS means the currency swaps entered into by the Issuer from time to time which enable the Issuer to receive and pay amounts under the Intercompany Loan Agreement in sterling and receive and pay amounts under Notes of a Series (other than Sterling Notes) in the specified currency, as identified in the relevant Prospectus Supplement;

      ISSUER TRANSACTION ACCOUNT means the Issuer Dollar Account, the Issuer Euro Account and the Issuer Sterling Account;

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      ISSUER TRANSACTION ACCOUNT MANDATE means the Issuer Dollar Account
      Mandate, the Issuer Euro Account Mandate and the Issuer Sterling Account Mandate;

      ISSUER TRANSACTION DOCUMENTS means those Transaction Documents to which the Issuer is a party, including the Intercompany Loan Agreement, the Trust Deed, the Paying Agent and Agent Bank Agreement, the Issuer Deed of Charge, the Issuer Cash Management Agreement, the Issuer Swap Agreements, the Issuer Bank Account Agreement, the Post-Enforcement Call Option Agreement, the Issuer Corporate Services Agreement and the Programme Agreement;

      LETTER OF REPRESENTATIONS means the letter of representations to DTC dated on or about the Initial Closing Date from the Principal Paying Agent and the Issuer;

      LIBOR shall have the same meaning as Sterling LIBOR;

      LOAN PAYMENT DATE means, in respect of a Loan Tranche, the Monthly Payment Date(s) specified in Loan Tranche Supplement for the payment of interest and/or principal, subject to the terms of the Intercompany Loan Agreement;

      LOAN TRANCHES means the AAA Loan Tranches, the AA Loan Tranches, the A Loan Tranches, the BBB Loan Tranches and the BB Loan Tranches, being the advances made by the Issuer to Funding 2 pursuant to the Intercompany Loan Agreement, each being funded from proceeds received by the Issuer from the issue of a Series and Class of Notes;

      LOAN TRANCHE SUPPLEMENT means, in relation to any Loan Tranche, the document between, amongst others, Funding 2 and the Issuer recording the principal terms of such Loan Tranche;

      LONDON BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks are generally open for business in London;

      LONDON STOCK EXCHANGE means the London Stock Exchange plc;

      MARGIN means, in respect of any Series and Class of Notes, the amount specified as such in the applicable Prospectus Supplement;

      MANAGERS means the institutions specified in the Prospectus Supplement relating to any Series and Class of Notes;

      MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE means the amended and restated master definitions and construction schedule signed by the parties to the Transaction Documents and dated on or about [*] 2006, as the same may be further amended, restated and supplemented from time to time;

      MASTER INTERCOMPANY LOAN AGREEMENT means the intercompany loan agreement dated on or about the Initial Closing Date between the Issuer, Funding 2, the Issuer Security Trustee and the Agent Bank;

      MONTHLY PAYMENT DATE means, in respect of the Issuer (and each Series and Class of Notes) and Funding 2 (and each Loan Tranche), the date falling on the 10th day of each calendar month, subject to the appropriate business day convention, if any, specified (in relation to a Series and Class of Notes) in the applicable Prospectus Supplement or (in relation to a Loan Tranche) in the applicable Loan Tranche Supplement; [PAYMENT DATES TO BE CONSIDERED]

      MOODY'S means Moody's Investors Service Limited and any successor to its rating business;

      NEW YORK BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are generally open for business in the city of New York;

      NOTE ACCELERATION NOTICE has the meaning given to that term in Condition 9;

      NOTE DETERMINATION DATE shall have the meaning given to that term in Condition 5(C);

      NOTE EVENT OF DEFAULT has the meaning given to that term in Condition 9;

      NOTEHOLDERS means the holders for the time being of the Notes;

      NOTE PRINCIPAL PAYMENT means the amount of each principal payment payable on each Note;

      NOTES means the Class A Notes, the Class B Notes, the Class M Notes, the Class C Notes and the Class D Notes, in each case of any Series;

      NOTE TRUSTEE means The Bank of New York having its principal office at One Canada Square, London E14 5AL acting as Note Trustee under the terms of the Trust Deed, or such other person as may from time to time be appointed as Note Trustee (or co-trustee) pursuant to the Trust Deed;

      NOTICE means, in respect of notice being given to the Noteholders, a notice duly given in accordance with Condition 14;

      OFFICERS' CERTIFICATE means an officers certificate furnished by the Issuer to the Note Trustee and/or the Issuer Security Trustee (as appropriate) and complying with the provisions of section 314 of the Trust Indenture Act;

      OPINION OF COUNSEL means an opinion of counsel furnished by the Issuer to the Note Trustee and/or the Issuer Security Trustee (as appropriate) and complying with the provisions of section 314 of the Trust Indenture Act;

      OPTION has the meaning given to it in Clause 2.2 of the Post-Enforcement Call Option Agreement;

      OPTION EXERCISE DATE has the meaning ascribed to that expression in Clause 2.1 of the Post-Enforcement Call Option Agreement;

      OUTSTANDING means, in relation to the Notes of the relevant Series and Class/es, all the Notes issued other than:

      (a)    those Notes which have been redeemed in full pursuant to the Trust
             Deed;

      (b) those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) and all interest payable thereon) have been duly paid to the Note Trustee or to the Principal Paying Agent or the Registrar, as applicable, in the manner provided in the Paying Agent and Agent Bank Agreement (and where appropriate notice to that effect has been given to the relevant Noteholders in accordance with the Conditions) and remain available for payment against presentation of the relevant Notes;

      (c)    those Notes which have become void under Condition 7
             (Prescription);

      (d) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Notes);

      (e) (for the purpose only of ascertaining the Principal Amount Outstanding of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Notes); and

      (f) any Global Note to the extent that it shall have been exchanged for another Global Note in respect of the Notes of the relevant Series and Class/es or for the Notes of the relevant Series and Class/es in definitive form pursuant to its provisions, provided that for each of the following purposes, namely:

      (i) the right to attend and vote at any meeting of the Noteholders of any Series and/or Class/es, an Extraordinary Resolution in writing as envisaged by paragraph 1 of Schedule 4 of the Trust Deed and any direction or request by the holders of Notes of any Series and/or Class/es;

      (ii) the determination of how many and which Notes are for the time being outstanding for the purposes of Clause [10.1] of the Trust Deed, Conditions [9] (Events of Default) and [10] (Enforcement of Notes) and paragraphs 2, 5 and 6 of Schedule 4 to the Trust Deed;

      (iii) any right, discretion, power or authority (whether contained in the Trust Deed, any other Transaction Document or vested by operation of law) which the Note Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders or any Series and/or Class/es thereof; and

      (iv) the determination by the Note Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders or any Class or Classes thereof, those Notes (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, Funding 1, the Mortgages Trustee or the Seller, any holding company of any of them or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

      PAYING AGENT AND AGENT BANK AGREEMENT means the paying agent and agent bank agreement entered into on or about the Initial Closing Date between the Issuer, the Principal Paying Agent, the Agent Bank, the US Paying Agent, the Registrar, the Transfer Agent, the Note Trustee and the Issuer Security Trustee which sets out the appointment of the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank for the Notes (as the same may be amended, restated, supplemented, replaced or novated from time to time);

      PAYING AGENTS means the Principal Paying Agent and the US Paying Agent;

      POOL FACTOR has the meaning given to it in Condition 5(C) of the Notes;

      PECOH HOLDINGS means Permanent PECOH Holdings Limited;

      POST-ENFORCEMENT CALL OPTION AGREEMENT means the post-enforcement call option agreement entered into on or about the Initial Closing Date between the Issuer, the Post-Enforcement Call Option Holder and the Note Trustee under which the Note Trustee agrees on behalf of the Noteholders that following enforcement of the Issuer Security, the Post-Enforcement Call Option Holder may call for the Notes (as the same may be amended, restated, supplemented replaced or novated from time to time);

      POST-ENFORCEMENT CALL OPTION HOLDER means Permanent PECOH Limited;

      POTENTIAL NOTE EVENT OF DEFAULT means any condition, event or act which, with the lapse of time and/or the giving of any notice, would constitute a Note Event of Default;

      PRINCIPAL AMOUNT OUTSTANDING is calculated as set out in CONDITION 5(C);

      PRINCIPAL PAYING AGENT means [Citibank, N.A. London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB]in its capacity as principal paying agent in the United Kingdom pursuant to the Paying Agent and Agent Bank Agreement;

      PROGRAMME means the residential mortgage backed note programme established by or otherwise contemplated in the Programme Agreement and the Trust Deed;

      PROGRAMME AGREEMENT means the agreement entered into on or around the Initial Closing Date, as amended from time to time, between the Issuer, Funding 2 and the Dealers named therein (or deemed named therein);

      PROSPECTUS means, in relation to the Notes, the prospectus dated on or about [*] 2006 relating to the establishment of the Programme as supplemented by the Prospectus Supplement relating to each Series and Class of Notes;

      RATE OF INTEREST means, in relation to any Series and Class of Notes, the rate or rates (expressed as a percentage per annum) of interest payable in respect of such Notes specified in the applicable Prospectus Supplement or calculated and determined in accordance with the applicable Prospectus Supplement;

      RATING AGENCIES means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies Inc., Moody's Investors Service Limited and Fitch Ratings Ltd.;

      RECEIVER means any person or persons appointed (and any additional person or persons appointed or substituted) as an administrative receiver, receiver, manager, or receiver and manager of the Issuer Charged Property by the Issuer Security Trustee pursuant to the Issuer Deed of Charge and/or of the Funding 2 Charged Property by the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge;

      RECORD DATE in respect of the Definitive Notes means the 15th day prior to each Interest Payment Date;

      REDEMPTION OPTION has the meaning given in Condition 5(G);

      REFERENCE BANKS means, as at the Initial Closing Date, [ABN AMRO Bank N.V., Barclays Bank PLC, Citibank, N.A. and The Royal Bank of Scotland plc];

      REGISTER means the register of noteholders kept by the Registrar and which records the identity of each Noteholder and the number of Notes of any Class and Series which each Noteholder owns;

      REGISTRAR means [Citibank, N.A. London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB] in its capacity as the registrar appointed by the Issuer under the Paying Agent and Agent Bank Agreement to record the holders of Notes;

      REG S means Regulation S under the Securities Act;

      REG S DEFINITIVE NOTES are, where Definitive Notes are issued, the Notes issued by the Issuer in exchange for the beneficial interests represented by the Reg S Global Note of each Series and Class;

      REG S GLOBAL NOTES means the Reg S Notes in global form;

      REG S NOTES means, the Notes admitted to the Official List and admitted to trading on the Gilt Edged and Fixed Interest Market of the London Stock Exchange (but not including the US Notes);

      REGULATIONS means as the context may require either (i) the Unfair Terms in Consumer Contracts Regulations 1999 and/or, as applicable, the Unfair Terms in Consumer Contracts Regulations 1994 or (ii) the Regulations set out in Schedule 2 to the Paying Agent and Agent Bank Agreement;

      REQUISITE RATINGS means a rating of P-1 by Moody's, F1+ by Fitch and A-1+ by Standard & Poor's;

      SCHEDULED AMORTISATION INSTALMENT means, in respect of each Loan Tranche that is a Scheduled Amortisation Loan Tranche and in respect of the corresponding Series and Class of Scheduled Redemption Notes, the instalment amounts specified as applying to such Loan Tranche and related Series and Class of Notes in the applicable Prospectus Supplement;

      SCHEDULED AMORTISATION LOAN TRANCHE means any Loan Tranche that is scheduled to be repaid in instalments on more than one Funding 2 Interest Payment Date, namely those Loan Tranches designated as a "Scheduled Amortisation" Loan Tranches in the relevant Prospectus Supplement;

      SCHEDULED REDEMPTION DATES means, in respect of a Series and Class of Notes, the Monthly Payment Dates, if any, specified as such for such Notes in the applicable Prospectus Supplement for the repayment of principal, subject to the Conditions;

      SCHEDULED REPAYMENT DATES means, in respect of any Scheduled Repayment Loan Tranche, the Monthly Payment Dates specified as such in the applicable Loan Tranche Supplement for the repayment of principal;

      SEC means the United States Securities and Exchange Commission;

      SECURITIES ACT means the United States Securities Act of 1933, as amended;

      SELLER means Halifax plc (registered number 2367076) in its capacity as seller of the Loans and their Related Security to the Mortgages Trustee pursuant to the terms of the Mortgage Sale Agreement;

      SENIOR LIABILITIES means the items listed in paragraphs (a) and (c) to
      (i) (inclusive) of the Issuer Pre-Enforcement Revenue Priority of
      Payments;

      SERIES means all Classes of Notes issued on a given day and any Class of Notes issued on any other day which: (a) is expressed to be consolidated; and (b) is identical in all respects (including as to listing) except for Closing Date, Interest Commencement Date and issue price with any Class of Notes issued on such given day;

      SERIES AND CLASS means a particular Class of Notes of a given Series;

      SPECIFIED OFFICE means, as the context may require, in relation to any of the Agents, the office specified against the name of such Agent in the Paying Agent and Agent Bank Agreement or such other specified notice as may be notified to the Issuer and the Note Trustee pursuant to the Paying Agent and Agent Bank Agreement;

      STANDARD & POOR'S means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor to its ratings business;

      STERLING NOTE means any Note that is denominated in Sterling;

      STERLING-LIBOR means the London Interbank Offered Rate for sterling deposits, as determined by the Agent Bank on the following basis:

      (a) on the applicable Note Determination Date, the Agent Bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks in the London inter-bank market for sterling deposits for the relevant period specified in the applicable Prospectus Supplement (or, in the case of the first Interest Period, the linear interpolation of the arithmetic mean of such offered quotations for such period as specified in the applicable Prospectus Supplement for sterling deposits (rounded upwards, if necessary, to five decimal places)).

             This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the Issuer with the approval of the Note Trustee will be used.

             In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date; This is called the screen rate for LIBOR or Sterling LIBOR;

      (b) if, on any such Note Determination Date, the screen rate is unavailable, the Agent Bank will:

             (i) request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks for sterling deposits of the equivalent amount, and for the relevant period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

             (ii) calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

      (c) if, on any such Note Determination Date, the screen rate is unavailable and only two or three of the Reference Banks provide offered quotations, the relevant rate for that Interest Period will be the arithmetic mean of the quotations as calculated in paragraph (b); and

      (d) if, on any such Note Determination Date, fewer than two Reference Banks provide quotations, the Agent Bank will consult with the Note Trustee and the Issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that Interest Period will be the arithmetic mean of the quotations as calculated in paragraph (b). If no such banks are agreed then the relevant rate for that Interest Period will be the rate in effect for the last preceding Interest Period for which paragraph
             (a) or (b) was applicable;

      SUBSCRIPTION AGREEMENT means an agreement supplemental to the Programme Agreement or substantially in the form set out in the Programme Agreement or such other form as may be agreed between the Issuer and the Dealers;

      SUCCESSOR AGENT means any successor to any Agent who may be appointed by the Issuer under the Paying Agent and Agent Bank Agreement;

      SUCCESSOR AGENT BANK means any successor to the Agent Bank who may be appointed by the Issuer under the Paying Agent and Agent Bank Agreement;

      SUCCESSOR PAYING AGENT means any successor to any Paying Agent who may be appointed by the Issuer under the Paying Agent and Agent Bank Agreement;

      SUCCESSOR PRINCIPAL PAYING AGENT means any successor to the Principal Paying Agent who may be appointed by the Issuer under the Paying Agent and Agent Bank Agreement;

      TARGET BUSINESS DAY means a day on which the TransEuropean Automated Realtime Gross Settlement Express Transfer (TARGET) system is open;

      TERMS AND CONDITIONS has the same meaning as Conditions;

      TRANSACTION means the transaction contemplated by the Transaction
      Documents;

      TRANSACTION DOCUMENT means any of the following documents:

      (a)    the Bank Account Agreement;

      (b)    the Cash Management Agreement;

      (c)    the Controlling Beneficiary Deed;

      (d)    the Funding 2 Corporate Services Agreement;

      (e)    the Funding 2 Deed of Charge and each deed of accession thereto;

      (f)    the Funding 2 Guaranteed Investment Contract;

      (g)    the Funding 2 Swap Agreement;

      (h)    the Issuer Deed of Charge and each deed of accession thereto;

      (i)    the Master Definitions and Construction Schedule;

      (j)    the Master Intercompany Loan Agreement;

      (k)    the Issuer Bank Account Agreement;

      (l)    the Issuer Cash Management Agreement;

      (m)    the Issuer Corporate Services Agreement;

      (n)    the Issuer Master Definitions and Construction Schedule;

      (o)    each Issuer Swap Agreement [and any related Issuer Swap
             Guarantees];

      (p)    the Mortgage Sale Agreement;

      (q)    the Mortgages Trust Deed;

      (r)    the Mortgages Trustee Corporate Services Agreement;

      (s)    the Mortgages Trustee Guaranteed Investment Contract;

      (t)    the Post-Enforcement Call Option Holder Corporate Services
             Agreement;

      (u)    the Paying Agent and Agent Bank Agreement;

      (v)    each Post-Enforcement Call Option Agreement;

      (w)    the Programme Agreement;

      (x)    each Scottish Declaration of Trust;

      (y)    the Servicing Agreement;

      (z)    each Start-Up Loan Agreement;

      (aa)   each Subscription Agreement;

      (bb)   the Trust Deed;

      (cc)   each Underwriting Agreement;

      (dd) any other deeds of accession or supplemental deeds relating to any such documents; and

      (ee) any other agreement or document from time to time designated as such by the Issuer and Note Trustee and/or the Issuer Security Trustee and/or the Funding 2 Security Trustee.

      TRANSFER AGENT means [Citibank, N.A. London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB] in its capacity as the transfer agent appointed by the Issuer under the Paying Agent and Agent Bank Agreement to administer the transfer of Notes;

      TRUST DEED means the trust deed entered into on or about the Initial Closing Date between the Issuer and the Note Trustee constituting the Notes (as the same may be amended and/or supplemented from time to time);

      US NOTES means each Series and Class of Notes which are registered with the SEC under the Securities Act;

      US PAYING AGENT means [Citibank, N.A., New York Branch of 14th Floor, 388 Greenwich Street, New York, New York 10013], as paying agent in the United States of America;

      USD-LIBOR means the London Interbank Offered Rate for dollar deposits, as determined by the Agent Bank on the following basis:

      (a) on the Note Determination Date applicable to the relevant Series and Class of Notes as specified in the relevant Prospectus Supplement, the Agent Bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for US dollar deposits for the relevant period as specified in the relevant Prospectus Supplement. The USD-LIBOR for the first Interest Period shall be the linear interpolation of the arithmetic mean of such offered quotations for such period in respect of such Notes as specified in the relevant Prospectus Supplement for US dollar deposits (rounded upwards, if necessary, to five decimal places).

             This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the

             Issuer with the approval of the Note Trustee will be used. In each of these cases, the determination will be made as at or about
             11.00 a.m., London time, on that date. This is called the screen rate for the applicable Series and Class of Notes;

      (b) if, on any such Note Determination Date, the screen rate is unavailable, the agent bank will:

             (i) request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks for US dollar deposits of the equivalent amount and for the relevant period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

             (ii) calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

      (c) if, on any such Note Determination Date, the screen rate is unavailable and only two or three of the Reference Banks provide offered quotations, the relevant rate for that Interest Period will be the arithmetic mean of the quotations as calculated in
             (b); and

      (d) if, on any such Note Determination Date, fewer than two Reference Banks provide quotations, the Agent Bank will consult with the Note Trustee and the Issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that Interest Period will be the arithmetic mean of the quotations as calculated in (b). If no such banks are agreed then the relevant rate for that Interest Period will be the rate in effect for the last preceding interest period for which (a) or (b) was applicable.; and

      ZERO COUPON NOTE means a Note, the interest basis of which is specified in the applicable Prospectus Supplement as being zero coupon.

2.   INTERPRETATION AND CONSTRUCTION

2.1 Any reference in this Issuer Master Definitions and Construction Schedule or any Issuer Transaction Document to:

      AFFILIATE of any person shall be construed as a reference to the ultimate holding company of that person or an entity of which that person or its ultimate holding company (a) has direct or indirect control or (b) owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar rights of ownership;

      the ASSETS of any person shall be construed as a reference to the whole or any part of its business, undertakings, property, intellectual property, shares, securities, debts, accounts, revenues (including any right to receive revenues), goodwill, shareholdings and uncalled capital including premium whether now or hereafter acquired and any other assets whatsoever;

      DISPOSAL shall be construed as any sale, lease, transfer, conveyance, assignment, assignation, licence, sub-licence or other disposal and DISPOSE shall be construed accordingly;

      a GUARANTEE means any guarantee, bond, indemnity, letter of credit, third party security or other legally binding assurance against financial loss granted by one person in respect of any indebtedness of another person, or any agreement to assume any indebtedness of any other person or to supply funds or to invest in any manner whatsoever in such other person by reason of, or otherwise in relation to, indebtedness of such other person;

      HOLDING COMPANY means a holding company within the meaning of section 736 of the Companies Act 1985;

      INDEBTEDNESS shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      a MONTH is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day Provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to MONTHS shall be construed accordingly);

      PARTY shall be construed as a party to a particular agreement, as the case may be;

      SUBSIDIARY means, (a) a subsidiary within the meaning of section 736 of the Companies Act 1985, and (b) unless the context requires otherwise, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985;

      VAT means value added tax imposed by the United Kingdom as referred to in the Value Added Tax Act 1994 and legislation (whether delegated or otherwise) replacing the same or supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any official body or agency thereof, and any similar turnover tax replacing or introduced in addition to any of the same;

      a WHOLLY-OWNED SUBSIDIARY of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

      the WINDING-UP, DISSOLUTION or ADMINISTRATION of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, bankruptcy, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

2.2 [POUND], STERLING or POUNDS STERLING denotes the lawful currency for the time being of the United Kingdom; $, US$, DOLLAR or USD denotes the lawful currency for the time being of the United States of America and e, EURO or EURO denotes the single currency introduced at the start of the third stage of European Economic Monetary Union pursuant to the Treaty of Rome of 25 March 1957, as amended by, inter alia, the Single European Act of 1986 and the Treaty of European Union of 7 February 1992 and the Treaty of Amsterdam of 2 October 1997 establishing the European Community, as further amended from time to time.

2.3 In this Issuer Master Definitions and Construction Schedule and in any of the Transaction Documents in which this Issuer Master Definitions and Construction Schedule is expressed to be incorporated or to which this Issuer Master Definitions and Construction Schedule is expressed to apply:

      (a) words denoting the singular number only shall include the plural number also and vice versa;

      (b)    words denoting one gender only shall include the other genders;

      (c) words denoting persons only shall include firms and corporations and vice versa;

      (d) references to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment;

      (e) references to any agreement or other document (including any of the Transaction Documents) shall be deemed also to refer to such agreement or document as amended, varied, supplemented or novated from time to time;

      (f) clause, paragraph and schedule headings are for ease of reference only;

      (g) reference to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted to the extent such amendment or re-enactment is substantially to the same effect as such statute on the date hereof;

      (h) reference to a time of day shall be construed as a reference to London time; and

      (i) references to any person shall include references to his successors, transferees and assigns and any person deriving title under or through him.

2.4 Any definition that appears in the Issuer Transaction Documents that does not appear in this Issuer Master Definitions and Construction Schedule, shall have the meaning given in the Master Definitions and Construction Schedule (as the same may be amended or varied from time to time), unless otherwise defined therein and unless the context otherwise requires. In the event of a conflict between the definitions set out in this Issuer Master Definitions and Construction Schedule and the definitions set out in the Master Definitions and Construction Schedule, unless contrary intention appears, the definitions in the Issuer Master Definitions and Construction Schedule shall prevail.

3.   GOVERNING LAW AND JURISDICTION

      This Issuer Master Definitions and Construction Schedule is governed by, and shall be construed in accordance with, the laws of England, and the parties hereto irrevocably submit to the jurisdiction of the courts of England.

                                  SIGNATORIES

Signed for the purposes of identification by     )
ALLEN & OVERY LLP                                )

Signed for the purposes of identification by     )
SIDLEY AUSTIN                                    )